                                                                    EXHIBIT 10.2


                    FIRST AMENDMENT, CONSENT AND WAIVER, dated as of April 24,
               1998 (this "Amendment"), to the Credit Agreement, dated as of
                           ---------
               February 3, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among TRITON PCS,
                                       ----------------
               INC., a corporation organized under the laws of the State of Delaware (the "Borrower"), TRITON PCS HOLDINGS, INC., a
                              --------
               corporation organized under the laws of the State of Delaware ("Holdings"), the several banks and other financial institutions
                 --------
               and entities from time to time parties thereto (the "Lenders"),
                                                                    -------
               and THE CHASE MANHATTAN BANK, as administrative agent (the "Administrative Agent") for the Lenders.
                --------------------

          WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain loans to the Borrower; and

          WHEREAS the Borrower has requested that certain provisions of the Credit Agreement be modified in the manner provided for in this Amendment, and the Lenders are willing to agree to such modifications as provided for in this Amendment.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1.   Defined Terms.  Capitalized terms used and not defined herein
               --------------
     shall have the meanings given to them in the Credit Agreement, as amended hereby.

          2.   Amendments to the Credit Agreement.
               -----------------------------------

          (a)  Section 1.01 of the Credit Agreement is hereby amended by:

          (i) inserting after the definition of "ABR" and before the definition of "Adjusted EBITDA" the following definition:

          "'Additional AW Licenses' has the meaning set forth in the definition of AW Pops Acquisition.";

          (ii) inserting after the definition of "AW Licenses" and before the definition of "Board" the following definition:

               "'AW Pops Acquisition' means the acquisition by one or more of
                 -------------------
          Triton PCS License Company, L.L.C., the Borrower or any Subsidiary (the 'AW Pops Entities') of 20 MHz of the 30 MHz of PCS licenses owned
                ----------------
          by AW covering the Washington, DC BTA, the Atlanta, Georgia MTA, the Charlotte, North Carolina MTA, the Greensboro, North Carolina BTA, the Burlington, North Carolina BTA and the Raleigh-Durham, North Carolina BTA (collectively, the "Additional AW Licenses"), in exchange for the 20 MHz of the 30 MHz of PCS licenses owned by the Borrower and its Subsidiaries covering the Cumberland, Maryland BTA and the Hagerstown, Maryland BTA (collectively, the "Exchanged Licenses") and the issuance to AW of 21,249,019 shares of Series A Preferred Stock and 10,624,509 shares of Series D Preferred Stock, all in accordance with the Preferred Stock Agreement.";

          (iii) deleting the definition of "Change in Law" in its entirety and inserting in lieu thereof the following:

                "'Change in Law' means (a) the adoption of any law, rule or
                  -------------
          regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.";

          (iv) replacing the words "the Borrower" in the definition of "Committed Equity" with the word "Holdings";

          (v) replacing the words "the Borrower" in the definition of "Common Stock" with the word "Holdings";

          (vi) deleting the definition of "Contributed Equity" in its entirety and inserting in lieu thereof the following:

                "'Contributed Equity' means at any time or for any period, the
                  ------------------
          aggregate amount which shall have been received by the Borrower and/or Holdings prior to such time or during such period as consideration for the issuance of stock of Holdings (valued, in the case of the AW Licenses, at $109,850,200, the agreed value of the AW Licenses in the Securities Purchase Agreement and, in the case of the Additional AW Licenses, at $31,873,528, the agreed value of the Additional AW Licenses in the Preferred Stock Agreement) less any amounts contributed by Holdings to any Unrestricted Subsidiary.";

          (vii) inserting after the definition of "Environmental Laws" and before the definition of "ERISA" the following definition:

          "'Equipment Subsidiary' means Triton PCS Equipment Company LLC
                   --------------------
     and/or any Wholly Owned Subsidiary of the Borrower designated by the Borrower as the Equipment Subsidiary by notice to the Administrative Agent; provided, however, that (i) such Subsidiary has no obligations or
     --------  -------
     liabilities other than as permitted by Section 3.13, (ii) the stock of such Subsidiary is pledged to the Collateral Agent for the benefit of the Lenders in accordance with the terms of the Pledge Agreement and (iii) the Borrower and such Subsidiary have entered into a Special Purpose Subsidiary Funding Agreement.";

          (viii) amending the definition of "Excess Cash Flow" by deleting "." at the end of clause (f) thereof and inserting in lieu thereof the following:

          "; plus
             ----

                 (g) any cash dividends or any other cash distributions paid or made by, and received from, any Unrestricted Subsidiary.";

          (ix) inserting after the definition of "Interest Period" and before the definition of "Lenders" the following definitions:

                 "'Issuing Bank' means each of the Lenders, in its capacity as
                   ------------
          an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                 'LC Disbursement' means a payment made by an Issuing Bank
                  ---------------
          pursuant to a Letter of Credit.

                 'LC Exposure' means, at any time, the sum of (a) the aggregate
                  -----------
          undrawn amount of all outstanding

          Letters of Credit at such time plus (b) the aggregate amount of all LC
                                         ----
          Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.

                'LC Obligations' means all obligations of the Borrower with
                 --------------
          respect to Letters of Credit in accordance with their terms and the terms of any documentation the Borrower may enter into with any Issuing Bank in connection with the issuance thereof, including any letter of credit fees owed to the Issuing Banks and any payments in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of LC Disbursements, interest thereon and obligations to provide cash collateral.";

          (x) inserting after the definition of "Lenders" and before the definition of "Leverage Ratio" the following definition:

                "'Letter of Credit' means any letter of credit issued pursuant
                  ----------------
     to this Agreement.";

          (xi) inserting after the definition of "Multiemployer Plan" and before the definition of "Net Proceeds" the following definition:

                "'Myrtle Acquisition' means the acquisition by one or more of Triton PCS License Company L.L.C., Triton Myrtle Acquisition, L.L.C. or any other Subsidiary (the 'Myrtle Entities') of substantially all
                                        ---------------
          the assets of Vanguard Cellular Systems of South Carolina, Inc. ('Vanguard'), including the FCC cellular licence for the South
            --------
          Carolina 5--Georgetown RSA, Market 629A, for cash consideration of $160,000,000 (subject to working capital and subscriber adjustments) in accordance with the terms of the Asset Purchase Agreement (the 'Myrtle Asset Purchase Agreement') dated March 10, 1998, between the
           -------------------------------
          Borrower, the Myrtle Entities and Vanguard.";

          (xii) inserting after the definition of "Net Working Capital" and before the definition of "Obligations" the following definition:

                "'Norfolk Acquisition' means the acquisition by one or more of
                  -------------------
          Triton PCS License Company, L.L.C., the Borrower or any direct or indirect subsidiary thereof (the 'Norfolk Entities') of substantially
                                            ----------------
          all the assets of AW that are used in or useful to the
          operation of the PCS system operated in the Norfolk, Virginia BTA, including 20 MHz of the 30 MHz of PCS licenses owned by AW covering such market, for cash consideration of $95,000,000 and the issuance of $10,000,000 of Series D Preferred Stock in accordance with the terms of an asset purchase agreement (the 'Norfolk Asset Purchase
                                               ----------------------
          Agreement') in form and substance reasonably satisfactory to the
          ---------
          Lenders to be entered into between Holdings and AW.";

          (xiii) inserting the phrase ", landlords'" after the word "repairmen's" in clause (b) of the definition of "Permitted Encumbrances" and deleting the words "Section 5.04" in clauses (a) and (b) of such definition and substituting in lieu thereof the words "Section 5.05";

          (xiv) inserting after the definition of "Pops" and before the definition of "Prepayment Event" the following definition:

                 "'Preferred Stock Agreement' means the securities purchase
                   -------------------------
          agreement or agreements (or an amendment or amendments to the Securities Purchase Agreement entered into for such purpose) to be entered into by some or all of the current equity investors in Holdings, relating to (i) the contribution by AW of the Additional AW Licenses in exchange for the Exchanged Licenses, 21,249,019 shares of Series A Preferred Stock and 10,624,509 shares of Series D Preferred Stock and (ii) the purchase by some or all of the current equity investors in Holdings of (a) $25,000,000 of equity securities of Holdings for the purpose of funding a portion of the buildout of the Network in the geographic areas covered by the Additional Licenses,
          (b) $35,000,000 of equity securities of Holdings for the purpose of funding a portion of the purchase price of the Myrtle Acquisition and
          (c) $30,000,000 of equity securities of Holdings for the purpose of funding a portion of the purchase price of the Norfolk Acquisition, in each case in form and substance reasonably satisfactory to the Lenders.";

          (xv) deleting clause (c) of the definition of "Prepayment Event" in its entirety and substituting in lieu thereof the following:

                 "(c) the issuance by Holdings, the Borrower or any Subsidiary of any equity securities for cash, or the receipt by Holdings, the Borrower or any Subsidiary of any capital contribution in cash, other than, in the case of the Borrower or any Subsidiary, any such issuance of equity securities to, or receipt of any such capital contribution from, the Borrower or a Subsidiary; provided that no such issuance or receipt
                                    --------
          shall constitute a Prepayment Event if (i) such equity is part of the initial $140,000,000 cash contribution and commitment of capital to Holdings pursuant to the Securities Purchase Agreement or the immediate contribution by Holdings of such capital to the Borrower,
          (ii) such equity is part of the $25,000,000 cash contribution to Holdings pursuant to the Preferred Stock Agreement (without giving effect to any amendments to or waivers of the Preferred Stock Agreement (other than such amendments or waivers that are not adverse in a material respect to the interests of the Lenders)) and the AW Pops Acquisition is consummated substantially contemporaneously with such issuance or receipt; (iii) such equity is part of the $35,000,000 contribution to Holdings pursuant to the Preferred Stock Agreement (without giving effect to any amendments to or waivers of the Preferred Stock Agreement (other than such amendments or waivers that are not adverse in a material respect to the interests of the Lenders)) and the Myrtle Acquisition is consummated substantially contemporaneously with such issuance or receipt; (iv) such equity is part of the $30,000,000 contribution to Holdings pursuant to the Preferred Stock Agreement (without giving effect to any amendments to or waivers of the Preferred Stock Agreement (other than such amendments or waivers that are not adverse in a material respect to the interests of the Lenders)) and the Norfolk Acquisition is consummated substantially contemporaneously with such issuance or receipt; (v) such equity is part of cash contributions in an aggregate amount not to exceed $50,000,000 to be used by Holdings to capitalize Unrestricted Subsidiaries in accordance with clause (vii) of the definition of "Unrestricted Subsidiary" or (vi) after giving effect to any such issuance or receipt, (x) Senior Leverage would be less than 5:1 and (y) the Borrower would be in Pro Forma Compliance; or";

          (xvi) inserting the phrase "(other than Indebtedness of any Unrestricted Subsidiary)" after the word "Holdings" in the definition of "Total Debt"; and

          (xvii) inserting after the definition of "UCC" and before the definition of "Wholly Owned Subsidiary" the following definition:

                 "'Unrestricted Subsidiary' means any subsidiary of Holdings or
                   -----------------------
          any other direct or indirect investment by Holdings in the Capital Stock of any other person (other than the Borrower) so long as at the time such subsidiary is acquired or created or such investment is made
          (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) Holdings shall have notified the Administrative Agent of its acquisition or creation of such subsidiary or its making of such investment and its ownership interest therein and its designation thereof as an Unrestricted Subsidiary concurrently with such acquisition, creation or investment and the intended purposes of such subsidiary or investment, (iii) all transactions related thereto shall be consummated in accordance with applicable laws, (iv) Holdings and the Borrower shall be in Pro Forma Compliance, (v) none of Holdings, the Borrower or any Subsidiary shall have any contingent liability in respect thereof (other than any contingent tax liabilities in respect of which there shall exist a tax sharing agreement with the other owners of such Unrestricted Subsidiary providing for an allocation of tax liabilities and benefits customary in similar circumstances), (vi) any management or service provided by Holdings, the Borrower or any Subsidiary to such subsidiary or investment shall be provided in consideration of cash remuneration in an amount not less than could have been obtained from a third party on an arms' length basis and (vii) such subsidiary or investment shall be capitalized solely from (A) contributions to the capital of Holdings in an aggregate amount not to exceed $50,000,000 to be contributed substantially contemporaneously by Holdings to such Unrestricted Subsidiary, (B) investments by persons other than Holdings, the Borrower or any Subsidiary and (C) the proceeds of Indebtedness of persons other than Holdings, the Borrower or any Subsidiary."

          (b) Article II of the Credit Agreement is hereby amended by:

          (i) inserting at the end of Section 2.10 the following:

                 "(d) The Borrower will pay to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Bank on the average daily amount of such Issuing Bank's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements), as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or any processing of drawings thereunder.";

          (ii) deleting Section 2.13 in its entirety and inserting in lieu thereof the following:

               "SECTION 2.13.  Increased Costs. (a) If any Change in Law shall:
                               ----------------

                    (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

                    (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition (other than a condition relating to a Tax) affecting this Agreement or Eurodollar Loans made by such Lender;

          and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Issuing Bank of issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Bank such additional amount or amounts as will compensate such Lender or such Issuing Bank for such additional costs incurred or reduction suffered.

               (b) If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

               (c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph
          (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank the amount shown as due on any such certificate within 10 days after receipt thereof.

               (d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to
                        --------
          compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in
                                       ----------------
          Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.";

          (iii) inserting at the end of Article II the following:

               "SECTION 2.18. Letters of Credit. Each Issuing Bank may issue,
                              -----------------
          amend, renew or extend Letters of Credit for the account of the Borrower, at any time and from time to time prior to the Revolving Maturity Date, in a form and pursuant to documentation reasonably acceptable to the Administrative Agent and such Issuing Bank, upon the request of the Borrower submitted in acco rdance with such
          Issuing Bank's standard procedures; provided that, after giving
                                              --------
          effect to such issuance, amendment, renewal or extension, the LC Exposure shall not exceed $3,000,000; and, provided further, that such
                                                     ----------------
          Issuing Bank shall promptly notify
          the Administrative Agent of such issuance, amendment, renewal or extension."

          (c) Section 3.12(a) of the Credit Agreement is hereby amended by inserting the phrase "or indirectly" after the word "directly" in the second sentence thereof.

          (d) Section 4.01 of the Credit Agreement is hereby amended by:

          (i) deleting the phrase "within 30 days of the Effective Date" in paragraph (p) thereof and substituting in lieu thereof the phrase "by April 15, 1998";

          (ii) deleting the proviso in paragraph (r) thereof and inserting in lieu thereof the following:

          "provided, however, that the Consent to Assignment with respect to AW
           --------  -------
          shall be set forth in the Network License Agreement and, with respect to the Network License Agreement, such Consent to Assignment will not permit the Administrative Agent to assign the Network License Agreement to any person other than the Lenders without first obtaining AW's consent."

          (e) Section 5.01 of the Credit Agreement is hereby amended by:

          (i) inserting the phrase "(excluding any Unrestricted Subsidiaries)" after the word "Holdings" in paragraph (g) thereof;

          (ii) deleting "and" at the end of paragraph (j) thereof; and

          (iii) deleting paragraph (k) thereof in its entirety and inserting in lieu thereof the following:

               "(k) concurrently with any delivery of financial statements under clause (a) or (b) above, a balance sheet and related statements of operations, stockholders' equity and cash flows for each Unrestricted Subsidiary for the applicable period (each of which may be unaudited); and

               (l) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, or such consolidating financial statements, or such financial statements showing the results of operations of any Unrestricted Subsidiary, as the Administrative Agent or any Lender may reasonably request."

          (f) Section 5.03(a) of the Credit Agreement is hereby amended by deleting the word "corporate" where it appears therein and inserting in lieu thereof the word "legal".

          (g) Section 5.13(b) of the Credit Agreement is hereby amended by:

               (i) inserting the phrase "(other than assets held by Holdings in or through an Unrestricted Subsidiary)" after the phrase "Loan Party" in the third line thereof; and

               (ii) inserting the phrase "or with respect to the leasehold in 375 Technology Drive, Malvern Pennsylvania, Triton Management Company Inc. ('Triton Management')" after the word "Subsidiary"
                              -----------------
               at the end of clause (ii) thereof.

          (h) Section 5.16 of the Credit Agreement is hereby amended to read in its entirety:

          "SECTION 5.16.  Business of Holdings; Immediate Contributions to the
                          ----------------------------------------------------
       Borrower. (a) Holdings shall not engage in any business other than
       ---------
       holding the Capital Stock of the Borrower and any Unrestricted Subsidiary and issuing Indebtedness permitted by Section 6.01.

          (b) Holdings shall cause the management, business and affairs of each of Holdings, the Subsidiaries and the Unrestricted Subsidiaries to be conducted in such a manner so that each of Holdings and the Unrestricted Subsidiaries will be perceived as a legal entity separate and distinct from one another and the Subsidiaries.

          (c) Holdings shall immediately contribute to the Borrower upon receipt (i) any cash capital contributions (other than those permitted to be contributed to an Unrestricted Subsidiary pursuant to clause (vii) of the definition of "Unrestricted Subsidiary"), (ii) any cash dividends or any other cash distributions paid or made by, and received from, any Unrestricted Subsidiary and (iii) the proceeds of the issuance of any Indebtedness."

          (i) Section 5.17 of the Credit Agreement is hereby amended by deleting the phrase "Within 30 days of the

     Closing Date," and inserting in lieu thereof the phrase "By April 15, 1998,".

          (j)  Section 6.01(a) of the Credit Agreement is hereby amended by:

          (i) deleting clause (ii) thereof in its entirety and substituting in lieu thereof the following:

               "(ii)(A) Subordinated Debt issued on terms reasonably satisfactory to the Lenders with an aggregate initial public offering price or purchase price not to exceed $150,000,000; provided that the proceeds of such Subordinated Debt shall be used by the Borrower solely to fund the build-out of the Network;

               (B) Subordinated Debt issued in connection with the AW Pops Acquisition on terms reasonably satisfactory to the Lenders with an aggregate initial public offering price or purchase price not to exceed $75,000,000; provided that either (I) the AW Pops Acquisition is consummated by the AW Pops Entities by December 31, 1998, and the proceeds of such Subordinated Debt are used by the AW Pops Entities solely to fund the build-out of a mobile wireless telecommunications network utilizing TDMA IS-136 technology or its successor serving the MTA's and BTA's acquired in the AW Pops Acquisition or (II) if the AW Pops Acquisition is not consummated by the AW Pops Entities by December 31, 1998, the Borrower shall prepay Term Borrowings and permanently reduce Revolving Commitments (such prepayments and reductions to be applied ratably among the Tranche A Term Loans, the Tranche B Term Loans and the Revolving Commitments based on their then respective amounts) in an aggregate amount equal to the proceeds of any Subordinated Debt permitted by this clause (B);

               (C) Subordinated Debt issued in connection with the Myrtle Acquisition on terms reasonably satisfactory to the Lenders with an aggregate initial public offering price or purchase price not to exceed $125,000,000; provided that the proceeds of such Subordinated Debt shall be used by October 31, 1998 by the Myrtle Entities solely to finance a portion of the Myrtle Acquisition (including related fees and expenses) or, if not so used by such date, shall be used to prepay Term Borrowings and permanently reduce Revolving Commitments (such prepayments and reductions to be applied ratably among the Tranche A Term Loans, the Tranche B Term Loans and the Revolving Commitments based on their respective amounts);

               (D) Subordinated Debt issued in connection with the Norfolk Acquisition on terms reasonably satisfactory to the Lenders with an aggregate initial public offering or purchase price not to exceed $75,000,000; provided that the proceeds of such Subordinated Debt shall be used by December 31, 1998 by the Norfolk Entities solely to finance a portion of the Norfolk Acquisition (including related fees and expenses) or, if not so used by such date, shall be used to prepay Term Borrowings and permanently reduce Revolving Commitments (such prepayments and reductions to be applied ratably among the Tranche A Term Loans, the Tranche B Term Loans and the Revolving Commitments based on their respective amounts); and

               (E) Subordinated Debt issued on terms reasonably satisfactory to the Lenders with an aggregate initial public offering price or purchase price not to exceed $25,000,000; provided that the proceeds of such Subordinated Debt are used to pay fees and expenses incurred in connection with the issuance and sale of the Subordinated Debt permitted by clause (ii) of Section 6.01(a) or incurred in connection with the AW Pops Acquisition, the Myrtle Acquisition or the Norfolk Acquisition, or for other general corporate purposes;";

                The Subordinated Debt permitted by clauses (A), (B), (C), (D) and (E) of this Section 6.01(a)(ii) may be issued in any number of issuances.

          (ii) deleting the phrase "within 30 days of the Closing Date" in clause (v) thereof and substituting in lieu thereof the phrase "by April 15, 1998"; and

          (iii) deleting the phrase "and (x)" at the end of clause (ix) thereof and inserting in lieu thereof the following:

               "(x) the lease by Triton Management of the property located at 375 Technology Drive, Malvern, Pennsylvania; and

               (xi)".

          (k) Section 6.01(b) of the Credit Agreement is hereby amended by inserting the phrase "and the Preferred Stock Agreement" after the phrase "Securities Purchase Agreement".

          (l) Section 6.05 of the Credit Agreement is hereby amended by deleting "and" at the end of clause (e) thereof and deleting "." and adding the following at the end of clause (f) thereof:

     "; and

          (g)(i) the acquisition of the Additional AW Licenses contemplated by the Preferred Stock Agreement (without giving effect to any amendments to or waivers of the Preferred Stock Agreement (other than such amendments or waivers that are not adverse in a material respect to the interests of the Lenders)), (ii) the purchase of assets contemplated by the Myrtle Asset Purchase Agreement (without giving effect to any amendments to or waivers of the Myrtle Asset Purchase Agreement (other than such amendments or waivers that are not adverse in a material respect to the interests of the Lenders)) and (iii) the purchase of assets contemplated by the Norfolk Asset Purchase Agreement (without giving effect to any amendments to or waivers of the Norfolk Asset Purchase Agreement (other than such amendments or waivers that are not adverse in a material respect to the interests of the Lenders))."

          (m)  Section 6.06 of the Credit Agreement is hereby amended by:

          (i) inserting after the phrase "otherwise dispose of any asset" the phrase "(other than assets of Holdings constituting an Unrestricted Subsidiary)"; and

          (ii) deleting "and" at the end of clause (b) thereof, deleting the proviso at the end of Section 6.06 in its entirety and substituting in lieu thereof the following:

               "and

                    (d) the sale to AW of the Exchanged Licenses contemplated by the Preferred Stock Agreement (without giving effect to any amendments to or waivers of the Preferred Stock Agreement that are not reasonably satisfactory to the Lenders);

          provided that all sales, transfers, leases and other dispositions
          --------
          permitted hereby (other than those permitted by clause (d) above) shall be made for fair value and solely for cash consideration."

          (n) Section 6.09 of the Credit Agreement is hereby amended by deleting the phrase "and (c)" and inserting in lieu thereof the phrase ",
     (c) the transactions contemplated by the Preferred Stock Agreement and the Norfolk Asset Purchase Agreement and (d)".

          (o) Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

          "SECTION 6.12.  Financial Covenants. (a) Senior Debt to Total Capital.
                          --------------------     -----------------------------
     Holdings and the Borrower will not permit the ratio of Senior Debt to Total Capital in each case on any day on which a Borrowing occurs and the last day of each fiscal quarter to exceed .50 to 1; provided, however, that if
                                                    --------  -------
     (i) all Unfunded Commitments (as defined in the Securities Purchase Agreement) have been contributed in full in cash to the Borrower and (ii) Covered Pops meet or exceed 60% of the aggregate number of Pops within the Licensed Territory (as defined in the Network License Agreement) then the ratio of Senior Debt to Total Capital may exceed .50 to 1 but shall not exceed .55 to 1.

          (b)  Total Debt to Total Capital.  Holdings and the Borrower will not
               ----------------------------
     permit the ratio of Total Debt to Total Capital in each case on any day on which a Borrowing occurs and the last day of each fiscal quarter to exceed
     (i) on or prior to March 31, 2005, .75 to 1 and (ii) thereafter, .70 to 1.

          (c)  Covered Pops.  The Borrower will not permit Covered Pops as a
               -------------
     percentage of the total number of Pops in the BTAs and MTAs listed on
     Schedule 3.14 on or after any date set forth below to be less than the percentage set forth opposite such date.


                                          Minimum Covered
                                          ---------------
          Date                                  Pops
          ----                                  ----
          June 30, 1999                           40%
          June 30, 2000                           60%
          June 30, 2001                           75%
          June 30, 2002 and thereafter            80%

          (d)  Subscribers.  The Borrower will not permit the number of
               ------------
     Subscribers on or after any date set forth below to be less than the number of Subscribers set forth opposite such date:


                                        Minimum
              Date                    Subscribers
              ----                    -----------
     December 31, 1999                   155,000
     June 30, 2000                       210,000
     December 31, 2000                   295,000
     June 30, 2001                       345,000
     December 31, 2001 and
     thereafter                          425,000

          (e) Aggregate Service Revenue.  The Borrower will not permit Aggregate
              --------------------------
     Service Revenue for any period of four consecutive fiscal quarters ending on or after any date set forth below to be less than Aggregate Service Revenue set forth opposite such date.


                                   Minimum Aggregate
                                   -----------------
          Date                      Service Revenue
          ----                      ---------------
          June 30, 1999                 $ 15,000,000
          December 31, 1999             $ 35,000,000
          June 30, 2000                 $ 65,000,000
          December 31, 2000             $ 95,000,000
          June 30, 2001                 $125,000,000
          December 31, 2001             $155,000,000
          June 30, 2002                 $180,000,000
          December 31, 2002 and
          thereafter                    $205,000,000

          (f)  Total Debt to Annualized EBITDA.  Holdings and the Borrower will
               --------------------------------
     not permit the ratio of (i) Total Debt outstanding on any day from and including (A) the last day of any fiscal quarter set forth below through
     (B) the day immediately preceding the last day of the immediately following fiscal quarter to (ii) Annualized EBITDA for the period ending on the date referred to in clause (i)(A) above to exceed the ratio set forth opposite such date:


           Fiscal Quarter
              Ending On                       Ratio
              -----------                     -----
          December 31, 2001                  19.0 to 1
          March 31, 2002                     17.0 to 1
          June 30, 2002                      14.0 to 1
          September 30, 2002                 11.0 to 1
          December 31, 2002                   8.0 to 1
          March 31, 2003                      8.0 to 1
          June 30, 2003                       8.0 to 1
          September 30, 2003                  6.0 to 1
          December 31, 2003                   6.0 to 1
          March 31, 2004                      6.0 to 1
          June 30, 2004                       6.0 to 1
          September 30, 2004 and thereafter   4.5 to 1

          (g)  Total Debt to Annualized Adjusted EBITDA.  Holdings and the
               -----------------------------------------
     Borrower will not permit the ratio of (i) Total Debt outstanding on any day from and including (A) the last day of any fiscal quarter set forth below through (B) the day immediately preceding the last day of the immediately following fiscal quarter to (ii) Annualized Adjusted EBITDA for the period ending on the date referred to in clause (i)(A) above to exceed the ratio set forth opposite such date:


            Fiscal Quarter
              Ending On                             Ratio
              ---------                            -------
         September 30, 2000                        23.0 to 1
         December 31, 2000                         17.0 to 1
         March 31, 2001                            14.0 to 1
         June 30, 2001                             12.0 to 1
         September 30, 2001                        10.0 to 1
         December 31, 2001                          8.0 to 1
         March 31, 2002 and thereafter              6.0 to 1

          (h)  Senior Debt to Annualized EBITDA.  Holdings and the Borrower will
               ---------------------------------
     not permit the ratio of (i) Senior Debt outstanding on any day from and including (A) the last day of any fiscal quarter set forth below through
     (B) the day immediately preceding the last day of the immediately following fiscal quarter to (ii) Annualized EBITDA for the period ending on the date referred to in clause (i)(A) above to exceed the ratio set forth opposite such date:

             Fiscal Quarter
              Ending On                            Ratio
              -------------                      ---------
         September 30, 2001                      9.0 to 1
         December 31, 2001                       7.0 to 1
         March 31, 2002                          7.0 to 1
         June 30, 2002                           6.0 to 1
         September 30, 2002                      5.0 to 1
         December 31, 2002                       4.0 to 1
         March 31, 2002                          4.0 to 1
         June 30, 2003                           4.0 to 1
         September 30, 2003                      3.0 to 1
         December 31, 2003 and thereafter        3.0 to 1

          (i)  Senior Debt to Annualized Adjusted EBITDA.  Holdings and the
               ------------------------------------------
     Borrower will not permit the ratio of (i) Senior Debt outstanding on any day from and including (A) the last day of any fiscal quarter set forth below through (B) the day immediately preceding the last day of the immediately following fiscal quarter to (ii)

     Annualized Adjusted EBITDA for the period ending on the date referred to in clause (i)(A) above to exceed the ratio set forth opposite such date:

            Fiscal Quarter
              Ending On                         Ratio
              ------------                    ---------
         March 31, 2000                       14.0 to 1
         June 30, 2000                         8.0 to 1
         September 30, 2000                    8.0 to 1
         December 31, 2000                     7.0 to 1
         March 31, 2001                        6.0 to 1
         June 30, 2001                         5.0 to 1
         September 30, 2001                    5.0 to 1
         December 31, 2001                     4.0 to 1
         March 31, 2002 and thereafter         4.0 to 1

          (j)  Interest Coverage Ratio.  Holdings and the Borrower will not
               ------------------------
     permit the ratio of (i) Consolidated EBITDA for any period of four consecutive fiscal quarters ending on any date or during any "Test Period" set forth below to (ii) Cash Interest Expense for such period to be less than the ratio set forth opposite such date or Test Period:

          Date or Test Period                      Ratio
          ----------------------                 ----------
          September 30, 2002                      1.25 to 1
          December 31, 2002 -
          March 31, 2004                          1.50 to 1
          June 30, 2004 - June 30, 2005           2.00 to 1
          September 30, 2005 and thereafter       2.25 to 1

          (k)  Fixed Charges Ratio.  Holdings and the Borrower will not permit
               --------------------
     the ratio of (i) Consolidated EBITDA for any period of four consecutive fiscal quarters ending during any "Test Period" set forth below to Fixed Charges for such period to be less than the ratio set forth opposite such Test Period.

          Test Period                              Ratio
          ------------                            --------
          September 30, 2002 -
          June 30, 2003                           1.05 to 1
          September 30, 2003 and thereafter       1.10 to 1

          (l)  Capital Expenditures.  The Borrower will not permit Capital
               ---------------------
     Expenditures of the Borrower and its Subsidiaries for any period set forth below to exceed the sum set forth opposite such period:

                Period                           Amount
                -------                        ---------
          Date of formation through           $275,000,000
          December 31, 1998
          January 1, 1999 - December 31,      $275,000,000
          1999
          January 1, 2000 - December 31,      $ 75,000,000
          2000
          January 1, 2001 - December 31,      $ 15,000,000
          2001
          January 1, 2002 - December 31,      $ 30,000,000
          2002

     ; provided that any permitted amount which is not expended in any of the
       --------
     periods specified above may be carried over for expenditure in the immediately subsequent period."

               (p) Section 6.13(a) of the Credit Agreement is hereby amended by inserting the phrase "; provided that a License Subsidiary may hold an
                           --------
   asset which is to be immediately transferred in accordance with Section 5.13(b) hereof" after the word "Licenses".

               3.  Consent.  The Lenders hereby consent to (a) the release by
                   --------
   the Collateral Agent under the Security Documents of the Collateral necessary to consummate the AW Pops Acquisition in accordance with the terms of the Preferred Stock Agreement (without giving effect to any amendments to or waivers of the Preferred Stock Agreement (other than such amendments or waivers that are not adverse in a material respect to the interests of the Lenders)), (b) the amendment of the Guarantee Agreement and the Security Documents by the Borrower, the Administrative Agent and the Collateral Agent
   (i) to include the Issuing Banks in the definition of "Secured Parties" and
   (ii) to include the LC Obligations in the definition of "Obligations" and (c) the amendment of the Pledge Agreement to exclude from the definition of "Pledged Interests" thereunder any equity interests in Unrestricted Subsidiaries held by Holdings.

               4.  Waiver.  The Lenders hereby expressly waive any rights or
                   -------
   remedies in connection with any breach of or failure to comply with any provision of the Credit Agreement as in effect on the Effective Date to the extent, and only to the extent, such provision is amended pursuant to Section 2 hereof.

          5.  No Other Amendments; Confirmation. Except as expressly amended,
              ----------------------------------
     waived, modified and supplemented hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

          6.  Representations and Warranties. Each of Borrower and Holdings
              ------------------------------
     hereby represents and warrants to the Administrative Agent and the Lenders as of the date hereof:

          (a) No Default or Event of Default has occurred and is continuing.

          (b) The execution, delivery and performance by each of Borrower and Holdings of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any governmental agency) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of each of Borrower and Holdings, enforceable against each in accordance with its terms, subject only to the operation of the Bankruptcy Code and other similar statutes for the benefit of debtors generally and to the application of general equitable principles.

          (c) All representations and warranties of the Borrower and Holdings contained in the Credit Agreement (other than representations or warranties expressly made only on and as of the Effective Date) are true and correct as of the date hereof.

               7.  Effectiveness.  This Amendment shall become effective only
                   --------------
     upon the satisfaction in full of the following conditions precedent:

          (a) The Administrative Agent shall have received counterparts hereof, duly executed and delivered by the Borrower, Holdings and the Requisite Lenders;

          (b) The Administrative Agent shall have received such opinions and certificates from the Borrower and Holdings and their counsel as it may reasonably request in form reasonably satisfactory to its counsel;

          (c) The Administrative Agent shall have received each of the following from the Borrower and Holdings:

          (i) A copy of resolutions passed by the board of directors of the Borrower and Holdings, certified by the Secretary or an Assistant Secretary of the Borrower and Holdings, as the case may be, as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment;

          (ii) A certificate as to the name and signature of each officer of the Borrower and Holdings authorized to sign this Amendment;

          (iii) A certificate of the chief financial officer of the Borrower to the effect that (x) all representations and warranties contained in this Amendment are true and correct as of the date hereof, (y) since February 4, 1998, there has been no material adverse change in the business, assets, operations, prospects, condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, and (z) that no event has occurred and is continuing which, under the terms hereof, is an Event of Default or would, with the lapse of time or notice or both, become an Event of Default; and

          (d) The Borrower shall have paid to the Administrative Agent on behalf of the Lenders that duly execute and deliver counterparts hereof on or prior to April 24, 1998 a fee equal to 0.10 percent of the aggregate amount of the outstanding Loans and Commitments under the Credit Agreement.

               8.  Expenses.  The Borrower agrees to reimburse the
                   ---------
     Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

               9.  Governing Law; Counterparts.  (a) This Amendment and the
                   ----------------------------
     rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

               (b) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.


               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


                              TRITON PCS, INC.

                                  by
                                       /s/ Patricia Gallagher
                                      -----------------------
                                     Name:  Patricia Gallagher
                                     Title: Vice President of Finance
                                             and Treasurer


                              TRITON PCS HOLDINGS, INC.,

                                  by
                                       /s/ Patricia Gallagher
                                      -----------------------
                                     Name:  Patricia Gallagher
                                     Title: Vice President of
                                             Finance and Treasurer


                              THE CHASE MANHATTAN BANK, individually and as Administrative Agent,

                                  by
                                     /s/ Tracey A. Navin
                                     --------------------
                                     Name:  Traceyn A. Navin
                                     Title:  Vice President

                               MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

                                  by

                                     /s/ R. Blake Witherington
                                     -------------------------
                                      Name:  R. Blake Witherington
                                      Title:  Vice President

                                TORONTO DOMINION BANK (TEXAS),

                                   by
                                       /s/  Debbie A. Greene
                                       --------------------------------
                                       Name:  Debbie A. Greene
                                       Title: Vice President

                                BANKBOSTON, N.A.,

                                   by
                                       /s/ Shepard D.Rainie
                                       --------------------------------
                                       Name:  Shepard D. Rainie
                                       Title:  Managing Director


                                BANK OF HAWAII,

                                   by
                                       /s/ Robert L. Wilson
                                       --------------------------------
                                       Name:  Robert L. Wilson
                                       Title:  Vice President


                              BANK OF TOKYO-MITSUBISHI TRUST COMPANY,

                                  by
                                       /s/ Glenn B. Eckert
                                       --------------------------------
                                       Name:  Glenn B. Eckert
                                       Title:  Vice President


                              BARCLAYS BANK PLC,

                                  by
                                       /s/ Les Bek
                                       --------------------------------
                                       Name:  Les Bek
                                       Title: Director

                              BAYERISCHE HYPOTHEKEN- UND WECHSEL-BANK AG, NEW YORK BRANCH,

                                   by
                                      /s/ David Rockwell
                                      --------------------------------
                                      Name:  David Rockwell
                                      Title:  Senior Vice President

                                   by
                                       /s/ Christian Walter
                                       -------------------------------
                                       Name:  Christian Walter
                                       Title:  Vice President


                              BHF BANK AKTIENGESELLSCHAFT,

                                   by
                                       /s/ Heidimarie Skor
                                       ---------------------
                                      Name:  Heidimarie Skor
                                      Title:  Vice President


                                   by
                                      /s/ Stephen B. Shelton
                                      --------------------------------
                                      Name:  Stephen B. Shelton
                                      Title:  Vice President


                              FIRST UNION NATIONAL BANK,

                                   by
                                      /s/ Mark M. Harden
                                      --------------------------------
                                      Name:  Mark M. Harden
                                      Title:  Senior Vice President


                              THE FUJI BANK, LIMITED
                              New York Branch,

                                   by
                                      /s/ Teiji Teramoto
                                      --------------------------------
                                      Name:  Teiji Teramoto
                                      Title:  Vice President and
                                               Manager

                              GENERAL ELECTRIC CAPITAL CORPORATION,

                                    by
                                         /s/ Edward Smith Christie
                                         -----------------------------------
                                         Name:  Edward Smith Christie
                                         Title:  Manager-Operations


                              ING HIGH INCOME PRINCIPAL PRESERVATION FUND
                              HOLDINGS, LDC, by ING CAPITAL ADVISORS, INC., as Investment Advisor,

                                    by
                                         /s/ Michael D. Hatley
                                         -----------------------------------
                                         Name:  Michael D. Hatley
                                         Title:  Vice President &
                                                 Portfolio Manager


                              LEHMAN COMMERCIAL PAPER, INC.,

                                    by
                                         /s/ Michele Swanson
                                         -----------------------------------
                                         Name:  Michele Swanson
                                      Title:  Authorized Signatory


                              MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.,

                                    by
                                         /s/ Lynn Callicott Baranski
                                         -----------------------------------
                                         Name: Lynn Callicott Baranski
                                         Title:  Authorized Signatory


                              UNION BANK OF CALIFORNIA, N.A.,

                                    by
                                         /s/ J. Kevin Sampson
                                         -----------------------------------
                                         Name:  J. Kevin Sampson
                                         Title: Vice President

                                     VAN KAMPEN AMERICIAN CAPITAL PRIME
                                     RATE INCOME TRUST,

                                    by

                                       /s/  Jeffrey W. Maillet
                                       --------------------------------------
                                       Name: Jeffrey W. Maillet
                                       Title: Senipr Vice President
                                              & Director